Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-238621) of First Eagle Alternative Capital BDC, Inc. of our report dated March 4, 2021 relating to the financial statements of First Eagle Logan JV LLC which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

March 4, 2021